UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2017 (November 15, 2017)

Merchants Bancorp

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38258	20-5747400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 North Meridian Street, Suite 400

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

(317) 569-7420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, the Board of Directors of Merchants Bancorp (the “Company”) elected Michael J. Dunlap as the Company’s President and Chief Operating Officer, replacing Randall D. Rogers in such positions, and elected Randall D. Rogers as Vice Chairman of the Company, with both elections to be effective January 1, 2018.

Mr. Rogers currently serves as and will remain a Director of the Company.

Mr. Dunlap currently serves as and will remain a Director of the Company and the President and Co-Chief Operating Officer of the Company’s subsidiary, Merchants Bank of Indiana. Mr. Dunlap’s background and experience are described in the Company’s final prospectus (the “Prospectus”) dated October 26, 2017 filed with the Securities and Exchange Commission in connection with the Company’s initial public offering. Effective January 1, 2018, Mr. Dunlap’s base pay will be increased to $500,000. Mr. Dunlap will also be eligible for an annual cash bonus based on the Company’s achievement of certain financial goals, including the Company’s revenue growth and return on shareholders’ equity, as determined annually by the Company’s Compensation Committee, not to exceed an amount equal to 20% of his base salary. After the conclusion of the Company’s 2017 fiscal year, the Compensation Committee will review the Company’s 2017 financial results and establish the quantitative elements of Mr. Dunlap’s financial goals. Mr. Dunlap does not have an employment agreement.

Additionally, Michael R. Dury has been promoted to President of the Company’s subsidiary, P/R Mortgage and Investment Corp. (“P/R”), replacing Michael F. Petrie in such role. Mr. Dury currently serves as and will remain Chief Operating Officer of P/R. Mr. Dury’s background and experience are described in the Prospectus. Mr. Dury’s base pay will be increased to $110,000. Mr. Dury’s annual cash bonus eligibility will remain unchanged.

Mr. Petrie will continue to serve as Chairman and Chief Executive Officer of the Company and Merchants Bank on Indiana.

On November 20, 2017, the Company issued a press release announcing these promotions. The press release has been attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2017, the Board of Directors of the Company amended Article V, Section 1 of the Company’s First Amended and Restated By-Laws to expressly elect to not be governed by the provision of the Indiana Business Corporation Law (“IBCL”) with respect to staggered terms of directors. The IBCL provision imposes mandatory staggered terms for the members of the board of directors of a public company incorporated in Indiana unless such company adopts a bylaw expressly electing not to be governed by such provision within thirty (30) days of the company becoming public. The Company’s initial public offering was declared effective on October 26, 2017. Board of Directors adopted the Second Amended and Restated By-Laws incorporating such amendment effective November 15, 2017.

The Company will continue to elect all directors at its annual meeting of shareholders.

A copy of the Company’s Second Amended and Restated By-Laws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 20, 2017, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share on the Company’s outstanding shares of common stock. The dividend is payable January 2, 2018, to shareholders of record on December 15, 2017. The press release has been attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Merchants Bancorp.
99.1	Press Release issued by Merchants Bancorp November 20, 2017 announcing Executive Officer promotions.
99.2	Press Release issued by Merchants Bancorp November 20, 2017 announcing dividend.

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of Merchants Bancorp.
99.1	Press Release issued by Merchants Bancorp November 20, 2017 announcing Executive Officer promotions.
99.2	Press Release issued by Merchants Bancorp November 20, 2017 announcing dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCORP

Date: November 20, 2017	By:	/s/ Michael F. Petrie
Name: Michael F. Petrie
Title: Chairman and Chief Executive Officer